                                  Exhibit 23.1
                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 11, 1996, included in the Fabri-Centers of America, Inc. Form 10-K for the fiscal year ended January 27, 1996 and to all references to our firm in this Registration Statement.




Arthur Andersen LLP
Cleveland, Ohio,
August 13, 1996.